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                                                                   EXHIBIT 10.15



                         DESCRIPTION OF THE HOECHST AG
                   STOCK APPRECIATION RIGHTS (SAR) PLAN 1997





                               October 15, 1997
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                                                                  Hoechst [LOGO]

                               TABLE OF CONTENTS

                                                     Page

Introduction                                            1

Plan Summary                                          1-2

Plan Eligibility                                        2

Type of Plan                                            2

1997 SAR Grant                                          2

Grant Price                                             3

Duration of Awards                                      3

Exercise Rights                                         3

Exercise Threshold                                      3

Exercise Periods and Amounts                            3

Determination of Plan Payments at Exercise              4

Plan Administration and Plan Payments at Exercise       4

Currency Exchange Procedures                            4

If Active Service Ends                                  5

Tax Treatment                                           5

Legal Disclaimer                                        5
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                                                                  Hoechst [LOGO]

INTRODUCTION

As a further step in Hoechst AG's continuing efforts to add sustained long-term value to Hoechst AG, the management board (Vorstand) has approved the introduction of a Stock Appreciation Rights (SAR) Plan for selected key executives. The Plan is effective as of September 9, 1997.



PLAN SUMMARY

TYPE OF PLAN

Each of the Plan participants receives a certain number of SAR units. Each of these units entitles the Plan participant to receive the appreciation amount of one Hoechst share above the grant price. There is no entitlement for the underlying shares themselves. The number of SAR units granted relates to the total cash compensation of the participant, means; the market value of the underlying Hoechst shares at the date of grant equals each participant's total annualized cash compensation for 1997.

PLAN ELIGIBILITY

Selected executives of top management worldwide participate.

DURATION AND EXERCISE RIGHTS

The SAR Plan has a total duration of five years. During the first two years, exercise is not allowed. Similarly, exercise is not possible during the two weeks prior to the announcement of the Company's quarterly financial results.

EXERCISE THRESHOLD

At the time of exercise, the stock price (since Plan commencement in September
1997) must be at least 25% above the grant price.

PLAN PAYMENTS AT EXERCISE

The Plan payment equals the stock appreciation since Plan commencement (i.e., stock price at exercise less stock price at Plan commencement). Plan payments are made through the payroll system.

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                                                                  Hoechst [LOGO]


EXERCISE AMOUNTS

Partial exercise is possible with a minimum exercise of 500 units, and higher amounts in increments of 100 units.

PLAN ADMINISTRATION

Plan participants exercise units through the bank that administers the Plan.



PLAN ELIGIBILITY

The 1997 SAR Plan is intended for top management worldwide. Key executives who have been nominated by Hoechst AG or its subsidiaries for participation and whose participation has been approved by the management board (Vorstand) of Hoechst AG are participants in the 1997 SAR Plan.


TYPE OF PLAN

The Plan is a Stock Appreciation Rights (SAR) Plan. The Plan allows each participant to participate in the future appreciation of Hoechst AG shares, based on the size of the grant received by each participant.


1997 SAR GRANT

Each participant will receive a certain number of SAR units on the effective date of the Plan. Each of these units entitles each participant to receive the appreciation of one Hoechst share above the grant price during the duration of the Plan. There is no entitlement for the underlying shares themselves. The number of SAR units granted relates to each participant's total cash compensation, means; the market value of the underlying Hoechst shares at the date of grant equals the total annualized cash compensation for 1997 for each participant.

For SAR Plan purposes, each participant's total annualized compensation means annualized base salary - base salary in the month preceding the grant - times 12 months plus target bonus in the year of grant.

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                                                                  Hoechst [LOGO]

GRANT PRICE

The grant price of each 1997 SAR unit equals 73.80 DM, the volume weighted average of the Hoechst share price on the Frankfurt Stock Exchange between September 1 and September 8, 1997.


DURATION OF AWARDS

Awards made under the 1997 SAR Plan will have a term of five years.


EXERCISE RIGHTS

SAR units can be exercised in the last three years of the Plan. However, SAR units cannot be exercised for a period of two weeks prior to the release of the Company's quarterly financial results during this period.


EXERCISE THRESHOLD

For Plan participants to exercise SAR units, the stock price of Hoechst shares on the Frankfurt Stock Exchange must have increased by 25% or more. That is to say, the stock price on the day of exercise must be at least 25% higher than the grant price. This threshold must be achieved whenever SAR units are exercised. It is not sufficient that, during the 5-year duration of the award, the stock price exceeded the threshold on only one day and then fell below the threshold.


EXERCISE PERIODS AND AMOUNTS

SAR units may be exercised during specified exercise periods. The exercise period for grants awarded on September 9, 1997 begins on September 9, 1999 and ends on September 9, 2002. However, as stated earlier, no exercise is possible during the two week period prior to the release of quarterly corporate financial results.

At the time of exercise, a participant must exercise a minimum of 500 SAR units or more (in increments of 100 units). Remaining amounts of less than 500 units are automatically included in the last exercise.

If the Plan's duration ends and exercise is possible, the Plan will automatically exercise any outstanding units each participant may have.

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                                                                  Hoechst [LOGO]

DETERMINATION OF PLAN PAYMENTS AT EXERCISE

Plan payments at the time of exercise are determined in accordance with the following formula:

                      (EXERCISE PRICE MINUS GRANT PRICE)
                     X NUMBER OF SAR UNITS BEING EXERCISED

The exercise price is equal to the closing stock price of Hoechst AG on the Frankfurt Stock Exchange at 13:30 hours (1:30 p.m.) on the day of exercise.

PLAN ADMINISTRATION AND PLAN PAYMENT AT EXERCISE

When each participant wishes to exercise SAR units, such participant must complete an exercise form. All participants will receive exercise forms, together with other Plan documentation, within the next few months. The administrative procedures are as follows:

 .   Each participant sends a completed exercise form via fax or e-mail to the bank that has been appointed by Hoechst as the Plan administrator.

 .   The bank acknowledges receipt of such directive to exercise.

 .   The bank determines the exercise price and notifies the company of such Plan payment, expressed in the local currency of the country of such participant.

 .   Each participant's employer calculates the net Plan payment (i.e., after tax and other required deductions). The net Plan payment will be paid to such participant as a special award via local payroll. The payment will be in local currency.


CURRENCY EXCHANGE PROCEDURES

Each participant's total compensation will be converted into Deutsch Marks based upon the published currency exchange rate for purchases of foreign currency according to the "Frankfurt Fixing" on August 29, 1997. The amount of such payment shall be converted back into the local currency of each participant based upon the published currency exchange rate for purchases of the foreign currency of each participant, according to the "Frankfurt Fixing" on the date of exercise.

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                                                                  Hoechst [LOGO]

IF ACTIVE SERVICE ENDS

If active service for a participant ends for any reason during the first 12 months from the date of the grant of SAR units, such participant will have no entitlement to exercise the grant.

If active service for a participant ends 12 or more months after the date of the grant of SAR units, entitlement to the grant and exercise period for such participant differs depending on the event causing termination.


TAX TREATMENT

Income taxes and other required deductions will be withheld from Plan payments. The deductions will be made at the time of exercise. We suggest that each participant seek tax counsel in this matter.


LEGAL DISCLAIMER

The Plan documents contain the legal provisions that govern this Plan and they provide the technical details for Plan administration. If there is a conflict between this Plan description and the Plan documents, the provisions of the Plan documents apply. Although the Company intends to install similar Plans in the future, each participant has no legal right to future Plan participation. Furthermore, the management board reserves the right to change or revoke this Plan at any time.

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